Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 33-57065) pertaining to the UIC 401(k) Retirement Savings Plan of United Industrial Corporation and in the related Prospectus of our report dated May 11, 2001, with respect to the financial statements and supplemental schedule of the UIC 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                  /s/ Ernst & Young LLP


Harrisburg, Pennsylvania
June 26, 2001